Exhibit 99.2

TANCHENG GROUP CO., LTD

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022

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On March 14, 2023, Tancheng Group Co., Ltd (“Tangcheng Group”) entered into a definitive Contribution Agreement (the “Contribution Agreement”) with Zhan Jue Cheng Limited, a British Virgin Islands company, and Zhang Caixia Limited, a British Virgin Islands company (collectively, the “Contributors”), who together own 100% of the issued and outstanding ordinary shares of Qiansui International (the “Contributed Shares”). Pursuant to the Contribution Agreement, the Contributors agreed to contribute all of their right, title and interest in and to the Contributed Shares to Tancheng Group (the “Contribution”). On March 20, 2023, the Contribution was completed. As a result of the Contribution, Qiansui International became the wholly-owned subsidiary of Tangcheng Group. The assets and liabilities of the acquired entity, Qiansui International, have been brought forward at their book value and no goodwill has been recognized.

There were no significant accounting policy differences or other items which required adjustment in the accompanying unaudited pro forma condensed combined financial statements.

The accompanying unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had been consummated on December 31, 2022. The accompanying unaudited pro forma condensed combined statements of income for the year ended December 31, 2022, give effect to the acquisition as if it had been consummated on January 1, 2022.

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The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Qiansui International Group Limited (included herein) as well as those of Tancheng Group Co., Ltd. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. There is no pro forma adjustments made in the accompanying notes based upon available information.

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TANCHENG GROUP CO., LTD

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2022

	Tancheng Group	Qiansui International	Pro Forma Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$–	$71,207			$71,207
Other receivables	–	477			477
Inventories	–	671,691			671,691
Advance to suppliers	–	22,347			22,347
Amount due from related parties	–	1,697,452			1,697,452
Total current assets	–	2,463,174			2,463,174
Total assets	$–	$2,463,174			$2,463,174

LIABILITIES AND EQUITY
Current liabilities:
Other payables and accruals	$18,597	$16,698			$35,295
Amount due to related parties	–	3,357,789			3,357,789
Total current liabilities	18,597	3,374,487			3,393,084
Total liabilities	18,597	3,374,487			3,393,084

COMMITMENTS AND CONTINGENCIES

DEFICIT
Share capital	4,381	–			4,381
Additional paid-in capital	162,864	–			162,864
Foreign currency translation reserves	–	26,405			26,405
Accumulated deficit	(185,842)	(937,718)			(1,123,560)
Total deficit	(18,597)	(911,313)			(929,910)
Total liabilities and equity	$–	$2,463,174			$2,463,174

See accompanying notes to unaudited pro forma condensed combined financial statements.

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TANCHENG GROUP CO., LTD

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Tancheng Group	Qiansui International	Pro Forma Adjustments	Notes	Pro Forma
REVENUES	$–	$590,306			$590,306

COST OF REVENUES	–	(517,242)			(517,242)

GROSS PROFIT	–	73,064			73,064

Write off of uncollectible receivables	–	(554,715)			(554,715)
Selling and marketing	–	(20,999)			(20,999)
General and administrative	(83,394)	(425,795)			(509,189)
Total operating expenses	(83,394)	(1,001,509)			(1,084,903)

LOSS FROM OPERATIONS	(83,394)	(928,445)			(1,011,839)

OTHER INCOME	–	916			916

LOSS BEFRE INCOME TAXES	(83,394)	(927,529)			(1,010,923)

INCOME TAXES	–	–			–
NET LOSS	$(83,394)	$(927,529)			$(1,010,923)

Foreign currency translation differences	–	27,189			27,189
TOTAL COMPREHENSIVE LOSS	$(83,394)	$(900,340)			$(983,734)

NET LOSS PER SHARE
BASIC AND DILUTED	$(0.02)				$(0.23)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC AND DILUTED	4,381,550				4,381,550

See accompanying notes to unaudited pro forma condensed combined financial statements.

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TANCHENG GROUP CO., LTD

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination. The business combination was accounted for under common control in accordance with ASC Topic 805, Business Combinations. The pro forma condensed combined financial statements do not necessarily reflect what the combined financial condition or results of operations would have been had the contribution occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

2.	LOSS PER SHARE

The following table illustrates the calculation of pro forma loss per share:

Year ended December 31, 2022
Pro forma net loss	$(1,010,923)

Weighted-average shares outstanding:
Pro forma shares	4,381,550

Loss per share
Basic and diluted	$(0.23)

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